Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports First Quarter 2022 Results

JACKSONVILLE, Fla. (May 3, 2022) – Regency Centers Corporation (“Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the period ended March 31, 2022 and provided updated guidance for 2022 Nareit FFO. For the three months ended March 31, 2022 and 2021, Net Income was $1.14 per diluted share and $0.47 per diluted share, respectively.

First Quarter 2022 Highlights

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Reported Nareit FFO of $1.03 per diluted share for the first quarter

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Raised 2022 Nareit FFO guidance to a range of $3.84 to $3.90 per diluted share

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Reported that Same Property Net Operating Income (“NOI”) during the first quarter increased 7.8% excluding lease termination fees, and increased 14.9% excluding lease termination fees and prior year collections, over the same period a year ago

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Increased percent commenced by 30 basis points sequentially to 92.0% and maintained percent leased sequentially at 94.3%, both within the Same Property portfolio, as of March 31, 2022

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Executed 1.7 million square feet of comparable new and renewal leases during the first quarter at a blended rent spread of +6.5%

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Started over $50 million of new development and redevelopment projects and completed nearly $9 million of redevelopment projects during the first quarter

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As of March 31, 2022, Regency’s in-process development and redevelopment projects had estimated net project costs of approximately $348 million

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Completed property acquisitions of $41 million and property dispositions of $138 million during the first quarter, each at Regency’s share

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Achieved pro-rata net debt-to-operating EBITDAre of 4.9x as of March 31, 2022

Subsequent Highlights

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On April 1, 2022, completed the acquisition of our partner’s 75% interest in four properties in the RegCal JV portfolio for $88.5 million

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On April 29, 2022, Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.625 per share

“The vibrancy of today’s retail environment is evidenced in our healthy operating trends, including robust leasing activity that is resulting in increased occupancy and growing rents,” said Lisa Palmer, President and Chief Executive Officer. “Our portfolio fundamentals continue to benefit from structural tailwinds supporting our suburban trade areas, while our active investment pipeline is indicative of our positive outlook and reflective of the strength of our balance sheet.”

Financial Results

Net Income

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For the three months ended March 31, 2022, Net Income Attributable to Common Stockholders (“Net Income”) was $195.2 million, or $1.14 per diluted share, compared to Net Income of $80.7 million, or $0.47 per diluted share, for the same period in 2021.

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Net Income in the first quarter of 2022 includes gain on sale of real estate of $102 million, or $0.59 per diluted share, primarily related to the sale of Costa Verde Center.

Nareit FFO

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For the three months ended March 31, 2022, Nareit Funds From Operations (“Nareit FFO”) was $178.2 million, or $1.03 per diluted share, compared to $153.4 million, or $0.90 per diluted share, for the same period in 2021.

o
Nareit FFO in the first quarter of 2022 includes positive uncollectible lease income of $6.7 million at Regency’s share, or $0.04 per diluted share, favorably impacted by the collection of revenues reserved during 2020 and 2021. Additional detail on uncollectible lease income is on page 41 of the first quarter 2022 supplemental package.

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Nareit FFO in the first quarter of 2022 benefitted from the reversal of straight-line rent reserves of $4.0 million, or $0.02 per diluted share, triggered by the conversion of some cash basis tenants back to accrual basis accounting.

Core Operating Earnings

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For the three months ended March 31, 2022, Core Operating Earnings was $166.9 million, or $0.97 per diluted share, compared to $146.7 million, or $0.86 per diluted share, for the same period in 2021.

Portfolio Performance

Same Property NOI

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First quarter 2022 Same Property Net Operating Income (“NOI”), excluding lease termination fees, increased by 7.8% compared to the same period in 2021.

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First quarter 2022 Same Property Net Operating Income (“NOI”), excluding lease termination fees and prior year collections, increased by 14.9% compared to the same period in 2021.

Leased Occupancy

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As of March 31, 2022, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships, was 93.9% leased.

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As of March 31, 2022, Regency’s Same Property portfolio was 94.3% leased, unchanged sequentially and an increase of 170 basis points compared to March 31, 2021.

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Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 96.6%, a decline of 30 basis points sequentially.

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Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 90.3%, an increase of 40 basis points sequentially.
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As of March 31, 2022, Regency’s Same Property portfolio was 92.0% commenced, an increase of 30 basis points sequentially and an increase of 120 basis points compared to March 31, 2021.

Leasing Activity

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During the three months ended March 31, 2022, Regency executed approximately 1.7 million square feet of comparable new and renewal leases at blended rent spreads of +6.5%.

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For the trailing twelve months, the Company executed approximately 7.3 million square feet of comparable new and renewal leases at blended rent spreads of +6.8%.

Portfolio Enhancement and Capital Allocation

Developments and Redevelopments

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During the first quarter, Regency started over $50 million of development and redevelopment projects, at the Company’s share, including Glenwood Green, a 355,000 square feet ground-up development anchored by ShopRite and Target and located in Old Bridge, New Jersey.
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As of March 31, 2022, Regency’s in-process development and redevelopment projects had estimated net project costs of approximately $348 million and estimated remaining costs to complete of approximately $150 million, each at the Company’s share.

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During the first quarter, the Company completed redevelopment projects with combined costs of nearly $9 million, at the Company’s share.

Property Transactions

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During the first quarter of 2022, the Company completed acquisitions for a combined total of $41.1 million at Regency’s share, including Island Village in Bainbridge Island, WA, for $30.7 million, and a 20% joint venture interest in Naperville Plaza in Naperville, IL, for $10.5 million.
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During the first quarter of 2022, the Company completed the disposition of two properties for a combined total gross sales price of $137.7 million at Regency’s share, including the previously disclosed sale of Costa Verde Centre in San Diego, California for $125 million.
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Subsequent to quarter-end, the Company completed the acquisition of its partner’s 75% interest in four properties in the RegCal JV portfolio for $88.5 million at Regency’s share.

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Also subsequent to quarter-end, the RegCal JV closed on the sale of Providence Commons in Charlotte, NC for a gross sale price of $23.1 million, or $5.8 million at Regency’s share.

Balance Sheet

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During the quarter, Regency completed the refinancing of four properties in an unconsolidated co-investment partnership with individual 10-year secured loans for gross proceeds of $129.0 million, or $51.6 million at Regency’s share, at a blended fixed interest rate of 2.97%.
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As of March 31, 2022, Regency had full capacity available under its $1.2 billion revolving credit facility.

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As of March 31, 2022, Regency’s pro-rata net debt-to-operating EBITDAre ratio was 4.9x.

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Subsequent to quarter end, the Company settled approximately 1.0 million shares under forward sale agreements entered into during 2021 in connection with its ATM program, and received net proceeds of approximately $61 million.

Dividend

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On April 29, 2022, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.625 per share. The dividend is payable on July 6, 2022, to shareholders of record as of June 15, 2022.

2022 Guidance

Regency Centers has updated its 2022 guidance, as summarized in the table below. Please refer to the Company’s “Business Update” presentation for additional detail on its guidance, as well as in the first quarter 2022 supplemental package. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2022 Guidance
All figures pro-rata and in thousands, except per share data
	1Q 2022	Current Guidance	Prior Guidance

Net Income Attributable to Common Stockholders per diluted share	$1.14	$2.50 - $2.56	$1.78 - $1.86

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$1.03	$3.84 - $3.90	$3.72 - $3.80

Core Operating Earnings per diluted share (1)	$0.97	$3.65 - $3.71	$3.56 - $3.64

Same Property Net Operating Income ("SPNOI") Growth (ex. termination fees)	7.8%	0% to +1.5%	-1.25% to +0.25%

Same Property Net Operating Income ("SPNOI") Growth (ex. termination fees, ex. Collection of PY Reserves)	14.9%	+3.5% to +5.0%	+2.75% to +4.25%

Collection of Prior Year Reserves (2)	$9,278	+/- $18,000	+/- $13,000

Certain Non-Cash Items (3)	$11,385	+/- $33,500	+/- $28,000
Includes Impact from Reversal of Uncollectible Straight-Line Rent Receivables - as converted (4)	$3,967	$3,967	$0 as converted

Net G&A expense	$21,108	$82,500 - $85,500	$82,500 - $85,500

Net interest expense	$41,566	$165,000 - $166,000	$163,500 - $164,500

Recurring Third Party Fees & Commissions	$6,405	$24,000 - $25,000	$24,000 - $25,000

Development and Redevelopment Spend	$32,493	+/- $150,000	+/- $150,000

Acquisitions	$41,126	+/- $170,000	+/- $30,000
Cap rate (weighted average)	4.9%	+/- 5.6%	+/- 5.0%

Dispositions	$137,704	+/-$210,000	+/-$150,000
Cap rate (weighted average) (5)	2.2%	+/- 3.7%	2.25% - 2.50%

Forward ATM Settlement (gross) (6)	$0	+/- $65,000	+/- $65,000

(1)
Core Operating Earnings excludes certain non-cash items, including straight-line rents, above/below market rent amortization, and amortization of mark-to-market debt, as well as transaction related income/expenses and debt extinguishment charges.
(2)
Represents the expected collection in 2022 of revenues reserved in 2020 and 2021; included in Uncollectible Lease Income.
(3)
Includes above and below market rent amortization, straight-line rents, and amortization of mark-to-market debt adjustments.
(4)
Positive impact on Uncollectible Straight-Line Rent from the conversion of cash basis tenants back to an accrual basis of accounting, only included in guidance as tenants are converted.
(5)
Weighted average cap rates exclude non-income producing assets; 2022 average cap rates include the sale of Costa Verde in 1Q22 ($125M at a ~1.5% cap rate).
(6)
Subsequent to quarter end, the Company settled all remaining shares under forward sale agreements entered into during 2021 in connection with its ATM program.

Conference Call Information

To discuss Regency’s first quarter results and provide further business updates, management will host a conference call on Wednesday, May 4, 2022, at 10:00 a.m. ET. Dial-in and webcast information is listed below.

First Quarter 2022 Earnings Conference Call

Date:	Wednesday, May 4, 2022
Time:	10:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	investors.regencycenters.com

Replay

Webcast Archive: Investor Relations page under Events & Webcasts

Reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO and Core Operating

Earnings - Actual (in thousands)

For the Periods Ended March 31, 2022 and 2021	Three Months Ended		Year to Date
	2022	2021	2022	2021
Reconciliation of Net Income to Nareit FFO:

Net Income Attributable to Common Stockholders	$195,228	80,656	$195,228	80,656
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	84,130	84,494	84,130	84,494
Gain on sale of real estate	(102,010)	(12,070)	(102,010)	(12,070)
Exchangeable operating partnership units	863	364	863	364
Nareit Funds From Operations	$178,211	153,444	$178,211	153,444

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$178,211	153,444	$178,211	153,444
Adjustments to reconcile to Core Operating Earnings (1):
Certain Non-Cash Items
Straight line rent	(3,478)	(3,429)	(3,478)	(3,429)
Uncollectible straight line rent	(2,383)	2,573	(2,383)	2,573
Above/below market rent amortization, net	(5,392)	(5,980)	(5,392)	(5,980)
Debt premium/discount amortization	(106)	91	(106)	91
Core Operating Earnings	$166,852	146,699	$166,852	146,699

Weighted Average Shares For Diluted Earnings per Share	171,671	170,006	171,671	170,006

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	172,431	170,771	172,431	170,771
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same Property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to pro-rata Same Property NOI.

Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI – Actual (in thousands)

For the Periods Ended March 31, 2022 and 2021	Three Months Ended		Year to Date
	2022	2021	2022	2021
Net income attributable to common stockholders	$195,228	80,656	$195,228	80,656
Less:
Management, transaction, and other fees	(6,684)	(6,393)	(6,684)	(6,393)
Other(1)	(12,621)	(7,704)	(12,621)	(7,704)
Plus:
Depreciation and amortization	77,842	77,259	77,842	77,259
General and administrative	18,792	21,287	18,792	21,287
Other operating expense	2,173	698	2,173	698
Other (income) expense	(62,716)	23,752	(62,716)	23,752
Equity in income of investments in real estate excluded from NOI (2)	12,388	13,301	12,388	13,301
Net income attributable to noncontrolling interests	1,588	969	1,588	969
NOI	225,990	203,825	225,990	203,825

Less non-same property NOI (3)	(4,730)	(8)	(4,730)	(8)

Same Property NOI	$221,260	203,817	$221,260	203,817

Same Property NOI without Termination Fees	$219,311	203,400	$219,311	203,400

Same Property NOI without Termination Fees or Redevelopments	$192,497	178,736	$192,497	178,736
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its first quarter 2022 supplemental package that may help investors estimate earnings. A copy of the Company’s first quarter 2022 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended March 31, 2022. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

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Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to Nareit FFO to Core Operating Earnings.

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2022 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our SEC filings. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements except as required by law. These risks and events include, without limitation:

Risk Factors

Risk Factors Related to Pandemics or other Health Crises

Pandemics or other health crises, such as the COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. In addition, labor challenges and supply delays and shortages due to a variety of macroeconomic factors, including inflationary pressures, could affect the retail industry. Our success depends on the continued presence and success of our “anchor” tenants. A significant percentage of our revenues are derived from smaller “shop space” tenants and our net income may be adversely impacted if our smaller shop tenants are not successful. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with the Disabilities Act and fire, safety and other regulations may have a negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties directly, and may lead to additional compliance obligations and costs as well as additional taxes and fees. Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change. Costs of environmental remediation may impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting relating to environmental, social, and governance (“ESG”) factors may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations. The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data or of Regency’s proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liability and loss of revenues.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our co-investment partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us. The interest rates on our Unsecured Credit facilities as well as on our variable rate mortgages and interest rate swaps might change based on changes to the method in which LIBOR or its replacement rate is determined.

Risk Factors Related to the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities. There is no assurance that we will continue to pay dividends at historical rates.

Risk Factors Relating to the Company’s Qualification as a REIT

If the Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain foreign stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Company's capital stock may delay or prevent a change in control. Ownership in the Company may be diluted in the future.